Exhibit 10.4

SECOND AMENDMENT TO THE
TRIMAS CORPORATION
2006 LONG TERM EQUITY INCENTIVE PLAN

Pursuant to Section 11.8 of the TriMas Corporation 2006 Long Term Equity Incentive Plan (the “2006 Equity Plan”) and resolutions adopted by the Board of Directors of TriMas Corporation (the “Corporation”) on March 1, 2007 and the Stockholders of the Corporation on March 6, 2007, the 2006 Equity Plan is hereby amended as set forth below.

Effective as of the last business day immediately preceding the effective date of the Corporation’s Registration Statement under the Securities Act of 1933, as amended, Section 1.7 of the Plan is amended and restated in its entirety to read as follows:

1.7           Stock.

(a)           The Corporation has reserved 1,000,000 shares of the Corporation’s Common Stock for issuance pursuant to stock-based Awards, which amount shall be increased by any forfeited and other available shares under the Corporation’s 2002 Long Term Equity Plan, not to exceed 200,000 shares, which amount shall be determined on the last business day immediately preceding the effective date of the Corporation’s Registration Statement under the Securities Act of 1933, as amended.  Up to 500,000 of the aggregate reserved shares may be granted as Incentive Stock Options under the Plan.  All provisions of this Section 1.7 shall be adjusted, as applicable, in accordance with Article X.

This SECOND Amendment to the TriMas Corporation 2006 Long Term Equity Incentive Plan is hereby adopted on the 1st day of March, 2007.

TRIMAS CORPORATION

By:	/s/ Joshua A. Sherbin
Joshua A. Sherbin
Its: Secretary and General Counsel